EXHIBIT 5.1

Mark P. DeVincentis, Esq.
4105 Haines Street
San Diego, CA 92109
P: (617) 852-6043
mark@markdevincentis.com

August 12, 2013

VIA ELECTRONIC MAIL

Tokie D. Kinser
President
Unlimited Sky Holdings, Inc.
140
Newport, Virginia 24128

RE:    Unlimited Sky Holdings, Inc.
           Registration Statement on Form S-1

To whom it may concern:

I have been retained by Unlimited Sky Holdings, Inc., a Virginia corporation (the "Company"), in connection with the Registration Statement (the "Registration Statement") on Form S-1, relating to the offering of 8,467,948 shares of Common Stock of the Company and 998,000 warrants to purchase one share of common stock. You have requested that I render my opinion as to whether or not the securities proposed to be issued on terms set forth in the Registration Statement will be, or in the case of the sold shares, are, validly issued, fully paid, and non-assessable.

In connection with the request, I have examined the following:

1.   Certificate of Incorporation of the Company;
2.   Bylaws of the Company;
3.   The Registration Statement; and
4.   Unanimous consent resolutions of the Company’s Board of Directors.

I have examined such other corporate records and documents and have made such other examinations, as I have deemed relevant.

Based on the above examination, I am of the opinion that the securities of the Company to be issued pursuant to the Registration Statement are validly authorized and, when issued in accordance with the terms set forth in the Registration Statement, will be validly issued, fully paid and non-assessable under the corporate laws of the State of Delaware, including the statutory provisions and all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting these laws.

I hereby consent to the filing of this opinion as Exhibit 6.1. In giving the foregoing consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Securities and Exchange Commission.

Sincerely,

/s/ Mark P. DeVincentis, Esq.

Mark P. DeVincentis, Esq.